Exhibit 10.4

                       ENERSYST DEVELOPMENT CENTER, L.L.C.

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                   DATED AS OF

                                  MAY 21, 2004

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


ARTICLE I  GENERAL............................................................1

              1.1 Formation; Conversion; Members..............................1
              1.2 Definitions.................................................1
              1.3 Name........................................................2
              1.4 Management..................................................2
              1.5 Purpose of the Company......................................2
              1.6 Offices.....................................................2
              1.7 Term....................................................... 2
              1.8 Conflict of Interest Transactions...........................2

ARTICLE II  AUTHORIZATION OF UNITS; STATUS OF MEMBERS.........................2

              2.1 Units.......................................................2
              2.2 Unit Register; Registration of Transfer.....................3
              2.3 Record Date.................................................3

ARTICLE III  CAPITALIZATION; INITIAL ISSUANCE OF UNITS........................3

              3.1 Subscription for Common Units...............................3
              3.2 Issuance of Preferred Units.................................3
              3.3 Discretionary Capital; No Preemptive Rights.................4
              3.4 No Interest on Contributions................................4
              3.5 Loans.......................................................4

ARTICLE IV  INVESTMENT DISTRIBUTIONS..........................................4

              4.1 Operating Cash Flow and Distributable Cash
                    Distribution Dates........................................4
              4.2 Distributable Cash Priority.................................4
              4.3 Distributions upon Dissolution..............................5
              4.4 Loans to Managing Member....................................5
              4.5 Withholding from Distributions..............................5
              4.6 Tax Advances to Holders of Preferred Units..................5

ARTICLE V  MANAGING MEMBER....................................................5

              5.1 Appointment of Managing Member..............................5
              5.2 Powers of Managing Member...................................5
              5.3 Duties of Managing Member; Limitation of Liability..........7
              5.4 Other Activities of Members.................................7
              5.5 Compensation of Managing Member.............................8

ARTICLE VI  POWERS, RIGHTS AND LIABILITIES OF HOLDERS.........................8

              6.1 Management..................................................8
              6.2 No Withdrawals..............................................8

ARTICLE VII  MEETINGS OF MEMBERS; VOTING......................................9

              7.1 Special Meetings............................................9
              7.2 Place of Meetings...........................................9
              7.3 Notice of Meetings..........................................9
              7.4 Meeting of All Members......................................9
              7.5 Quorum......................................................9
              7.6 Manner of Acting............................................9
              7.7 Amendment..................................................10
              7.8 Proxies....................................................10
              7.9 Action by Members without a Meeting........................10
              7.10 Waiver of Notice..........................................10

ARTICLE VIII  TRANSFER AND ASSIGNMENT OF UNITS...............................10

              8.1 General Prohibition........................................10
              8.2 Permitted Transfers........................................10
              8.3 Admission As A Member......................................11
              8.4 Non-Member Transferee......................................11
              8.5 Unauthorized Transfer......................................12

ARTICLE IX  ACCOUNTING, BOOKS AND RECORDS....................................12

              9.1 Accounting Methods; Fiscal Year............................12
              9.2 Books and Records..........................................12
              9.3 Financial Reports and Tax Returns..........................12
              9.4 General Information........................................13
              9.5 Tax Matters Partner........................................13

ARTICLE X  PROFITS AND LOSSES  13

              10.1 Allocation of Profits and Losses..........................13
              10.2 Regulatory Allocations....................................14
              10.3 Tax Items; Contributed and Revalued Property..............16

ARTICLE XI  DISSOLUTION......................................................17

              11.1 Events of Dissolution.....................................17
              11.2 No Action for Dissolution.................................17

ARTICLE XII  LIQUIDATION.....................................................17

              12.1 Liquidation...............................................17

              12.2 No Further Claim..........................................18

ARTICLE XIII  DEFINITIONS....................................................18

              13.1 Definitions In General....................................18
              13.2 Certain Definitions.......................................19

ARTICLE XIV  MISCELLANEOUS...................................................23

              14.1 Applicable Law............................................23
              14.2 Notices...................................................23
              14.3 Entire Agreement..........................................24
              14.4 Tax Partnership; No Inference.............................24
              14.5 Creditors Not Benefited...................................24
              14.6 Severability..............................................24
              14.7 Successors................................................24
              14.8 Counterparts..............................................24
              14.9 Section Headings..........................................24
              14.10 Time 24
              14.11 Usage....................................................24

                       ENERSYST DEVELOPMENT CENTER, L.L.C.
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT


       THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "AGREEMENT") is made and entered into as of the 21st day of May, 2004, by and among TurboChef, Inc., a Delaware corporation ("TURBOCHEF"), and those Persons set forth on EXHIBIT A who execute and deliver this Agreement (the "TEXAS MEMBERS"), together with any Person who is hereafter admitted as a Member pursuant to SECTION 8.3.

                              W I T N E S S E T H:

       WHEREAS, the Texas Members previously formed ENERSYST DEVELOPMENT CENTER, L.L.C., under the laws of the State of Texas (the "COMPANY"); and

       WHEREAS, pursuant to the provisions of ss. 10.08 of the Texas Limited Liability Company Act (the "TEXAS Act"), and ss. 18-214 of the Delaware Limited Liability Company Act, the Company converted from a limited liability companY organized under the laws of the State of Texas to a limited liability Company organized under the laws of the State of Delaware (the "CONVERSION"), to be operated pursuant to the Delaware Limited Liability Company Act, Del. Code Tit. 6, ss. 18-101, ET SEQ. (the "DELAWARE ACT") for the specific purposes hereinafter provided; and

       WHEREAS, the parties desire to operate the Company as a partnership for U.S. federal income tax purposes;

       NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                                   ARTICLE I

                                     GENERAL

       1.1 FORMATION; CONVERSION; MEMBERS. The Members acknowledge that the Company was formed as a Texas limited liability company on June 28, 1996 by the filing of the articles of organization (the "ARTICLES") pursuant to the Texas Act, and was converted to a Delaware limited liability company on May 21, 2004, by the filing of a plan of conversion pursuant to the Texas Act and a certificate of conversion pursuant to the Delaware Act. Those Persons identified in the preamble to this Agreement, together with all Persons who are hereafter admitted as a Member pursuant to SECTION 8.3, will constitute the members of the Company pursuant to the Delaware Act (individually, each a "MEMBER," and collectively, the "MEMBERS").

       1.2 DEFINITIONS. Certain capitalized terms not otherwise defined in the body of this Agreement are defined in ARTICLE XIII.

       1.3 NAME. The name of the Company is, and the business of the Company will be conducted under the name: ENERSYST DEVELOPMENT CENTER, L.L.C., unless the Managing Member (defined in SECTION 1.4) changes the Company's name or implements a different trade name for the business of the Company.

       1.4 MANAGEMENT. The full and entire management of the business and affairs of the Company is vested in TurboChef (the "MANAGING MEMBER"), which has and may exercise all of the powers that the Company may exercise or perform. Except for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of applicable law, the Managing Member has full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters, whether or not in the ordinary course of business, and to perform any and all other acts or activities customary or incident to the management of the Company's business.

       1.5 PURPOSE OF THE COMPANY. The purpose of the Company is to engage in any lawful activity.

       1.6 OFFICES. The mailing address of the principal office of the Company is 2051 Valley View Lane, Dallas, Texas 75243. The Company's initial registered office in the State of Delaware is located at 615 South DuPont Highway, Dover, Kent County, Delaware 19901, and the Company's initial registered agent at such address is National Corporate Research, Ltd. The Company may designate a different principal office, registered office, or registered agent for the Company. The Company may have additional offices at such other places as the Managing Member deems advisable.

       1.7 TERM. The Company commenced on the date of the filing of the Articles and will continue until the Company is dissolved and liquidated pursuant to
ARTICLE XI and ARTICLE XII.

       1.8 CONFLICT OF INTEREST TRANSACTIONS. No transaction effected or proposed to be effected by the Company may be enjoined, set aside, or give issue to an award of damages or other sanctions, in an action by a Member, or by or in the right of the Company, on the ground of a conflicting interest in the transaction of a Member or any other Person with whom or which he or it has a personal economic or other association; PROVIDED, HOWEVER, that this SECTION 1.8 will not be construed to eliminate or limit the liability of any Member for material loss or damage resulting from intentional misconduct, knowing violation of law, gross negligence, or a transaction from which such Person received a material personal benefit in violation or breach of the provisions of this Agreement or his or her obligations to the Company.

                                   ARTICLE II

                    AUTHORIZATION OF UNITS; STATUS OF MEMBERS

       2.1 UNITS. All interests in the Company, including a Member's distributive share of the capital, profits, and losses of the Company and the right to receive distributions of other property from the Company, are as set forth in this Agreement. For certain purposes as indicated in this Agreement, all such interests are represented by units (such units being referred to herein as "UNITS"). The Company shall have two classes of Units: "PREFERRED UNITS" and "COMMON UNITS," and the Units so designated shall carry with them the respective rights to distributions and allocations as are more specifically set forth in this Agreement. The Company shall issue a maximum number of Two Hundred Fifty Thousand (250,000) Preferred Units, and shall issue a maximum number of Ten Million (10,000,000) Common Units.

       2.2 UNIT REGISTER; REGISTRATION OF TRANSFER. (a) The Company shall keep at its principal office a register for the recordation of issuances and transfers of Units. The name and address of each Holder of one or more Units, each transfer thereof, and the name and address of each transferee of one or more Units will be in such register. Prior to any transfer or assignment of a Unit permitted pursuant to ARTICLE VIII, the Person in whose name any Unit is registered will be deemed and treated as the owner thereof for all purposes hereof, and the Company will not be affected by any notice or knowledge to the contrary. A Person will not, by virtue of becoming a transferee of Units, become a Member unless such Person is admitted as a Member pursuant to SECTION 8.3.

              (b) Subject to the limitations on the transfer of Units set forth in ARTICLE VIII, the Company shall reflect on the Unit register of the Company transfers of Units by the transferring Holder in person or by power of attorney, upon receipt of a validly executed instruments duly evidencing the assignment of the Units assigned to the transferee, and only upon compliance with the provisions of this Agreement.

       2.3 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Holders entitled to receive any distribution, or in order to make a determination of Holders or Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, will be the record date for such determination of Holders or Members. When a determination of Members entitled to vote at any meeting of Holders has been made as provided in this
SECTION 2.3, such determination will apply to any adjournment of such meeting.

                                  ARTICLE III.

                    CAPITALIZATION; INITIAL ISSUANCE OF UNITS

       3.1 SUBSCRIPTION FOR COMMON UNITS. TurboChef hereby subscribes for Seven Million Two Hundred Forty-Seven Thousand Eighty-One (7,247,081) Common Units issued by the Company in exchange for a Capital Contribution in the amount of Seven Million Two Hundred Forty-Seven Thousand Eighty and 68/100 Dollars ($7,247,080.68).

       3.2 ISSUANCE OF PREFERRED UNITS. By executing this Agreement, each Texas Member is deemed, without further action, to have exchanged all of such Texas Member's units of membership interest in the Company for such number of Preferred Units as is set forth next to such Member's name on EXHIBIT A hereto, which Preferred Units represent the entire Interest of the Texas Members in the Company. In connection therewith, each such Holder shall have a Capital Account and initial Preferred Investment Account equal to the amount set forth on EXHIBIT A.

       3.3 DISCRETIONARY CAPITAL; NO PREEMPTIVE RIGHTS. No Member has any obligation to make Capital Contributions to the Company in excess, in the aggregate, of the amounts described in SECTION 3.1 or otherwise to invest any funds in, or make any loan or advance to, the Company.

       3.4 NO INTEREST ON CONTRIBUTIONS. No Member has any right or entitlement to receive interest on any Capital Contribution.

       3.5 LOANS. (a) If the Managing Member determines that loans are necessary or appropriate in connection with the conduct of the Business, the Company may, but has no obligation to, grant to one or more Members the opportunity (but not the obligation) to participate in such loans on such basis as the Managing Member, in its sole discretion, determines.

              (b) If the Company borrows money from any Member pursuant to
       SECTION 3.5(A), such loan will bear interest at a commercially reasonable rate. The Company shall pay all principal and interest of the loan payable pursuant to the terms thereof before making any distribution to the Members under the provisions of this Agreement. If any funds are available for payment of amounts due pursuant to loans from Members, but such funds are not adequate to pay all such amounts due in full, the Company shall make payment pro rata according to the respective amounts due (including both principal and interest) on all Member loans. Except as otherwise provided in this Agreement, any Member who lends money to the Company hereunder will be deemed a general creditor of the Company and not a Member for the purpose of paying principal and interest of any such loan.

                                   ARTICLE IV

                            INVESTMENT DISTRIBUTIONS

       4.1 OPERATING CASH FLOW AND DISTRIBUTABLE CASH DISTRIBUTION DATES. The Company may, but shall have no obligation to, distribute Distributable Cash to the Holders from time to time as determined by the Managing Member to Holders as of the record date determined by the Managing Member.

       4.2 DISTRIBUTABLE CASH PRIORITY. Prior to the dissolution of the Company, the Company may, but shall not be obligated to, make distributions of Distributable Cash determined by the Managing Member pursuant to SECTION 4.1 to the Holders in the following order and priority:

              (a) first, one hundred percent (100%) to the Holders of Preferred Units pro-rata in accordance with the remaining balance of the Preferred Return Account with respect to the Preferred Units held by each such Holder, until the Preferred Return Account with respect to the Preferred Units held by each such Holder has been reduced to zero (0); and

              (b) thereafter, one hundred percent (100%) to the Holders of Common Units pro-rata in accordance with the number of Common Units held by each such Holder.

       4.3 DISTRIBUTIONS UPON DISSOLUTION. Upon the dissolution of the Company, the Company shall distribute the proceeds from the liquidation of its assets pursuant to SECTION 12.1.

       4.4 LOANS TO MANAGING MEMBER. The Company may lend money to the Managing Member on such terms as the Company and the Managing Member shall agree, provided that such loans shall bear interest at a rate not less than six percent (6%).

       4.5 WITHHOLDING FROM DISTRIBUTIONS. Company may withhold from distributions or with respect to allocations and pay over to any federal, state, or local government any amount required to be withheld pursuant to the Code or any provision of any other federal, state, or local law and may allocate any such amounts among the Holders in any manner that is in accordance with applicable law. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Company or to the Holders will be treated as amounts distributed to the Holders pursuant to this ARTICLE IV for all purposes of the Agreement.

       4.6 TAX ADVANCES TO HOLDERS OF PREFERRED UNITS. In the event that the Company allocates taxable income or gain to Holders of Preferred Units in excess of tax losses previously allocated to each Holder of Preferred Units ("EXCESS Allocations"), the Company shall advance to such Holders an amount equal to the product of the highest statutory Federal, state and local income tax rate multiplied by such Holder's Excess Allocation (a "TAX ADVANCE"). The Company shall make such Tax Advance on or before the due date of the Holder's Federal income tax return for the Holder's taxable year in which the Holder must include the Excess Allocation. Any Tax Advance made to a Holder shall be an advance of future distributions to such Holder and shall be credited against and reduce such distributions.

                                   ARTICLE V

                                 MANAGING MEMBER

       5.1 APPOINTMENT OF MANAGING MEMBER. TurboChef, as Managing Member, exclusively shall manage the assets, affairs, and operations of the Company. Except as otherwise expressly provided herein, no Member other than the Managing Member may have any part in or interfere in any manner with the management or control of the Company, nor does any Member other than the Managing Member have any authority or right to act on behalf of the other Members or to bind the Company in connection with any matter, except as otherwise expressly provided herein.

       5.2 POWERS OF MANAGING MEMBER. Except as otherwise expressly provided herein, all references herein to any action to be taken by the Company means action taken in the name of the Company and on its behalf by the Managing Member. Without limiting the generality of SECTION 1.4, but subject to the limitations imposed by this Agreement and by any nonwaivable provision of applicable law, the Managing Member has the authority of a

"manager" pursuant to the Act, including, without limitation, the authority to take the following actions on behalf of the Company:

              (a) To execute all agreements and other documents necessary to implement the purpose of the Company, to take such action as may be necessary to consummate the transactions contemplated thereby, and to make all reasonably necessary arrangements to carry out the Company's obligations in connection therewith;

              (b) To sell, exchange, or otherwise dispose of any portion of the assets of the Company;

              (c) To borrow money and incur other obligations;

              (d) To draw, make, accept, endorse, sign, and deliver any notes, drafts, or other negotiable instruments or commercial paper;

              (e) To deed as security, mortgage, pledge, or grant security interests in, or otherwise encumber, any assets of the Company;

              (f) To prepay, in whole or in part, refinance, recast, increase, modify, consolidate, or extend any mortgage or security interest affecting any assets of the Company;

              (g) To establish, maintain, and draw upon checking, savings, and other accounts in the name of the Company in such bank or banks as the Managing Member may from time to time select, and to designate others to draw upon any such accounts;

              (h) To employ, fix the compensation of, oversee and discharge agents, servants, and other employees of the Company;

              (i) To compromise any claim or liability due to the Company;

              (j) To execute, acknowledge, or verify, and file any notifications, applications, statements, and other filings that the Managing Member considers necessary or desirable to be filed with any state or federal securities administrator or commission;

              (k) To make any tax elections to be made by the Company under Regulations section 1.703-1(b) (relating to tax elections made by partnerships);

              (l) To employ one or more trade names in the operation of the Company;

              (m) To execute, acknowledge, or verify, and deliver any and all instruments that the Managing Member considers necessary or desirable to effectuate any of the foregoing;

              (n) To issue Units to such Persons as the Managing Member may consider appropriate;

              (o) To acquire, vote, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of, or otherwise exercise any and all rights and powers incident to the ownership of, any Securities or other interests in any Person other than the Company (including, without limitation, any shares, limited liability company interests, partnership or limited partnership interests, voting trust certificates or depository receipts for shares, bonds, notes, debentures or other evidence of indebtedness, options, and warrants) now or hereafter held by or in the name of the Company, including, without limitation, to execute any consent of shareholders, members, or partners, or other consents in respect of any such security or other interest;

              (p) To do any or all of the foregoing, discretionary or otherwise, through agents selected by the Managing Member and compensated or uncompensated by the Company; and

              (q) To do any or all of the foregoing upon such other terms and conditions as the Managing Member, in its discretion, determines in good faith to be necessary, desirable, or appropriate, whether in the ordinary course of business or otherwise.

       5.3 DUTIES OF MANAGING MEMBER; LIMITATION OF LIABILITY. The Managing Member shall act in good faith and in the best interest of the Company and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. The Managing Member shall have no liability to the Company or any Holder for any loss suffered by the Company or any Holder that arises out of any act or omission by either the Managing Member, if such Managing Member performs its duty in compliance with the standard set forth in the immediately preceding sentence, except material loss or damage resulting from intentional misconduct, knowing violation of law, gross negligence, or a transaction from which the Managing Member received a material personal benefit in violation or breach of the provisions of this Agreement or its obligations to the Company. To the fullest extent permitted under applicable law, the Company shall indemnify, defend, and hold the Managing Member harmless from, against and in respect of any liabilities, damages, losses, costs, or expenses incurred by the Managing Member as a result of any act or omission believed by such Managing Member in good faith to be within the scope of authority conferred upon it by this Agreement, provided such act or omission was not the result of intentional misconduct, knowing violation of law, gross negligence, or a transaction for which such Managing Member received a material personal benefit in violation or breach of the provisions of this Agreement or its obligations to the Company.

       5.4 OTHER ACTIVITIES OF MEMBERS. (a) The Members acknowledge that the other Members, including the Managing Member, may be or may become in the future engaged or associated in some other manner with other businesses and activities that might be similar to or competitive with the Business of the Company. The Members may engage in all such other businesses and activities, and any other business of any nature or description, independently or with others. Neither the Company nor any of the Holders have any rights by virtue of this Agreement or any status as a Member and/or Holder in or to such independent businesses or activities or to the income or profits derived from such independent businesses or activities.

              (b) The foregoing provisions of SECTION 5.4(A) shall in no way limit, abrogate or otherwise affect any Member's obligations pursuant to any non-competition, confidentiality, non-solicitation, or similar restrictive covenants to which such Member is subject by virtue of any agreement between such Member and the Company, the Managing Member or any other Person.

       5.5 COMPENSATION OF MANAGING MEMBER. The Managing Member will not receive any salaries or other compensation for its service as such unless all Members approve such compensation; provided, however, that the foregoing does not limit the Managing Member's rights with respect to its Units as provided in this Agreement and does not restrict compensation for services by the Managing Member in any other capacity.

                                   ARTICLE VI

                    POWERS, RIGHTS AND LIABILITIES OF HOLDERS

       6.1 MANAGEMENT. Except as expressly set forth in this Agreement, no Holder (other than the Managing Member) may take part in, or interfere in any manner with, the conduct or control of the Business, and no Holder who is not a Member has any right or authority to act or sign for, or to obligate the Company or any other rights of a "member" pursuant to the Act.

       6.2 NO WITHDRAWALS. (a) No Holder is at any time entitled to withdraw any capital of the Company, whether resulting from a Capital Contribution or otherwise, except to the extent that such Holder may be entitled to a distribution pursuant to the provisions of ARTICLE IV. The Holders have no right to demand and receive any property other than cash in respect of or in connection with any return of their Capital Contributions, and prior to the dissolution of the Company pursuant to ARTICLE XI, they shall have no rights to receive distributions, except pursuant to SECTION 4.2 and SECTION 4.3.

              (b) Notwithstanding the foregoing, the Company may cause a Holder to withdraw, if in the reasonable good faith judgment of the Managing Member, based upon the written advice of counsel to the Company, such Holder's interest is: (i) likely to cause the Company's assets to be deemed "plan assets" for purposes of the regulations under the Employee Retirement Income Security Act of 1974, as amended, or the Company or any Holder is reasonably likely to be subject to any requirement to register under the Investment Company Act 1940, as amended; or (ii) likely to result in a significant delay, extraordinary expense, or material adverse effect on the Company or any of its Affiliates (for purposes of clarification, the Company becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, shall be a valid basis for the Company to request a withdrawal pursuant to this SECTION 6.2(B)). Upon such withdrawal, the Company shall issue a note to the withdrawing Holder with principal in the amount of the Holder's Capital Account, adjusted to the date of payment, and interest payable at the rate of ten percent (10%) compounded annually, on any unpaid principal amounts. All principal and interest on such promissory note will payable upon the dissolution of the Company. After issuance of such promissory note, the withdrawing Holder will cease to be a Holder and will have no rights of a Member and/or a Holder pursuant to this Agreement.

                                  ARTICLE VII

                           MEETINGS OF MEMBERS; VOTING

       7.1 SPECIAL MEETINGS. The Company may call special meetings of Members, for any purpose or purposes, unless otherwise prescribed by statute. The Company shall call a special meeting of the Members upon the written request of the Managing Member or Members holding at least thirty percent (30%) of the Common Units held by all Members. The Members shall hold any such special meeting at such time and place and on the date specified in the notice of the meeting.

       7.2 PLACE OF MEETINGS. The Members may hold meetings of Members within or outside the State of Delaware.

       7.3 NOTICE OF MEETINGS. The Company shall give written notice of special meetings of Members stating the place, date, and hour of the meeting not less than two (2) nor more than ninety (90) days before the date of the meeting, either personally or by mail, by or at the direction of the Managing Member or Person calling or requiring the call of the meeting, to each Member entitled to vote at such meeting. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted. Attendance at such meeting in person or by proxy constitutes a waiver of notice thereof. Notice of any special meeting of Members must state the purpose or purposes for which the meeting is called.

       7.4 MEETING OF ALL MEMBERS. If the Members meet at any time and place, either within or outside of the State of Delaware, and the Holders of a majority of the outstanding Common Units consent to the holding of a meeting at such time and place, such meeting will be valid without call or notice, and at such meeting any lawful action may be taken.

       7.5 QUORUM. At all meetings of Members, Members holding a majority of the Common Units held by all Members constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting, Members holding a majority of the Common Units held by Members represented at the Meeting may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. If at the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of members whose absence would cause less than a quorum to be present.

       7.6 MANNER OF ACTING. If a quorum is present, the affirmative vote of Members holding a majority of the Common Units held by Members represented at the meeting and entitled to vote is the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles, or by this Agreement. Unless otherwise expressly provided in this Agreement or required under applicable law, Members who hold Common Units entitled to vote and who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their vote or consent, as the case may be, will be counted in the determination of whether the requisite matter was approved by the Members. A Member shall not be entitled to any vote with respect to the Member's Preferred Units.

       7.7 AMENDMENT. In addition to specific requirements for Member action elsewhere in this Agreement, the Members may amend this Agreement by vote of Members holding at least a majority of the Common Units held by all Members; PROVIDED, HOWEVER, that the affirmative vote of each Holder adversely affected is necessary to adopt any amendment that has the effect of reducing the rights or privileges of a Holder's Units with respect to other Units.

       7.8 PROXIES. At all meetings of Members, a Holder may attend and vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy must be delivered to the Company before or at the time of the meeting. No proxy is valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

       7.9 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members holding a majority of the Common Units held by Members, or such greater number as may be required to approve such action and delivered to the Company for inclusion in the minutes or for filing with the Company records with a copy of such consent transmitted to all Members within ten (10) days after such action becomes effective. Action taken under this SECTION 7.9 is effective when the requisite number of Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting is the date the first Member signs a written consent.

       7.10 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, is equivalent to the giving of such notice. Attendance in person at a meeting will constitute a waiver of notice thereof.

                                  ARTICLE VIII

                        TRANSFER AND ASSIGNMENT OF UNITS

       8.1 GENERAL PROHIBITION. Except as expressly provided in this Agreement, no Holder may assign, convey, sell, transfer, pledge, encumber, or in any way alienate all or any part of such Holder's Units or interests in Units without the prior written consent of the Managing Member, which consent may be withheld arbitrarily by the Managing Member.

       8.2 PERMITTED TRANSFERS. Notwithstanding SECTION 8.1 above, without the consent of the Managing Member, a Member may (a) transfer or assign all or any portion of such Member's Units to another Member, (b) transfer or assign all or any portion of such Member's Units to any of the Member's spouse, ancestors, siblings, or lineal descendants, or a trust for the benefit of any such Person,
(c) transfer or assign all or a portion of such Member's Units upon the death, disability or mental incompetence of such Member, or (d) transfer or assign all or any portion of such Member's Units to any Affiliate of such Member (any of such transferees shall constitute a "PERMITTED TRANSFEREE"), if and only if (v) prior to such transfer being effective, such transferring Member executes such Member's instruments of transfer assigning such Member's Units to the Permitted Transferee, (w) any such transferee or assignee submits such assigned instruments of transfer to the Company in order that the transfer is registered with the Company, (x) such transfer is not likely to cause the Company's assets to be deemed "plan assets" for purposes of the regulations under the Employee Retirement Income Security Act of 1974, as amended, (y) such transfer is not reasonably likely to cause the Company or any Holder (including the proposed transferee) to be subject to any requirement to register under the Investment Company Act 1940, as amended, and (z) such transfer is not reasonably likely to cause the Company to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. A transferee or assignee of Units pursuant to this SECTION 8.2 who is not otherwise a Member will not become a Member until such time as the assigned Units are recorded in the registry of the Company and the provisions of SECTION 8.3 are satisfied.

       8.3 ADMISSION AS A MEMBER. Any Person who is not otherwise a Member but who acquires Units in a transfer permitted under SECTION 8.1 or SECTION 8.2, or any other provision of this Agreement, or who otherwise acquires Units in any other manner (a "NON-MEMBER TRANSFEREE") will not, except upon compliance with the following requirements, become a Member:

              (a) the Non-Member Transferee must have accepted executed a written agreement, in form and substance reasonably satisfactory to the Managing Member, to assume all of the duties and obligations of the transferor under this Agreement and to be bound by and subject to all of the terms and conditions of this Agreement;

              (b) the transferor and the Non-Member Transferee must have executed a written agreement, in form and substance reasonably satisfactory to the Managing Member, to indemnify and hold the Company, the Members, and the Managing Member harmless from and against all liabilities, losses, costs, and expenses arising out of the transfer, including, without limitation, any liability arising by reason of the violation of any securities laws of the United States, any State of the United States, or any foreign country; and

              (c) the Non-Member Transferee must have paid the reasonable expenses incurred by the Company, the other Members, and the Managing Member in connection with the admission of the Non-Member Transferee to the Company.

       8.4 NON-MEMBER TRANSFEREE. Upon a transfer of Units permitted by this Agreement and until compliance with SECTION 8.2, (a) the transferor (if a Member) will cease to be a Member for all purposes of this Agreement if the transfer is of all Units of the transferor, and (b) until such time as the transferee becomes a Member pursuant to SECTION 8.2, the transferee will remain a Non-Member Transferee and will have the rights to receive distributions from the Company with respect to the transferred Units, but will not have any other rights of a Member pursuant to this Agreement or otherwise, including, without limitation, any rights to vote on any matter submitted to the Members for a vote. Such Non-Member Transferee will succeed to the Capital Account, and if applicable, the Preferred Return Account and the Preferred Investment Account, of the transferor Member.

       8.5 UNAUTHORIZED TRANSFER. (a) Any purported transfer of Units not expressly permitted by this ARTICLE VIII will be null and void and of no effect whatsoever; provided, however, that, (i) if a court of competent jurisdiction issues a final judgment requiring the Company to recognize such transfer, or
(ii) if the Company in its sole discretion elects to recognize such transfer, the transferee will have only the rights of a Non-Member Transferee, as set forth in SECTION 8.2.

              (b) In the event of a transfer or purported transfer not permitted by this ARTICLE VIII, the transferor (or purported transferor) and the transferee (or purported transferee) shall indemnify and hold harmless the Company, the other Members, and the Managing Member from all cost, liability, and damage that any of such Persons may incur, including, without limitation, any incremental tax liability, or any professional fees and costs, as a result of such transfer or purported transfer and efforts to enforce this Agreement and this indemnity.

                                   ARTICLE IX

                          ACCOUNTING, BOOKS AND RECORDS

       9.1 ACCOUNTING METHODS; FISCAL YEAR. The accounting for the Company will initially be in accordance with generally accepted accounting principles. The Managing Member may make any changes of accounting method that it deems advisable at any time and from time to time. The Company's "FISCAL YEAR" will be the calendar year, unless the Managing Member determines that another Fiscal Year is appropriate or unless another Fiscal Year is required by the Code.

       9.2 BOOKS AND RECORDS. The Company shall keep or cause to be kept, at the Company's expense, full, complete, and accurate books of account and other records showing the assets, liabilities, costs, expenditures, and receipts of the Company, the Capital Contributions of the Holders, Profits, Losses, items of income, gain, loss, and deduction, Distributable Cash, the respective Capital Accounts of the Holders, the respective Preferred Return Accounts and Preferred Investment Accounts of the Holders of Preferred Units, and such other matters as the Managing Member deems appropriate. Such books of account are the property of the Company, will be kept in accordance with the cash basis of accounting consistently applied (unless otherwise required by the Managing Member), and will be open to the reasonable inspection and examination of the Members or their duly authorized representatives. The books of account will be maintained at the principal office of the Company.

       9.3 FINANCIAL REPORTS AND TAX RETURNS. As soon as practicable after the end of each Fiscal Year, the Company shall cause to be prepared a full, detailed, and complete set of financial statements of the Company for such Fiscal Year, prepared in accordance with the cash basis of accounting consistently applied, audited by a nationally recognized accounting firm, as determined by the Managing Member. The Company shall also cause the preparation of the Company's income tax returns as soon as practicable after the end of the Fiscal Year, using reasonable efforts to cause such returns to be prepared within ninety (90) days after the end of the Company's Fiscal Year. The Company shall deliver copies of such financial statements and Schedule K-1 of Form 1065 (or a comparable schedule) to the Holders as soon as practicable after they are completed after the end of each Fiscal Year.

       9.4 GENERAL INFORMATION. The Company shall keep all of the Members informed generally of the Company's transactions and shall furnish to the Members, from time to time as the Managing Member deems advisable, information regarding the activities and business of the Company. For purposes of clarification, the Company shall be deemed to have satisfied the information delivery requirements of this SECTION 9.4 by virtue of the filing by the Managing Member of its periodic and other reports with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       9.5 TAX MATTERS PARTNER. The Managing Member is hereby designated as the "tax matters partner," pursuant to Code section 6231 and the Regulations thereunder. The tax matters partner shall represent the Company in all federal income tax matters, and the Company shall hire such attorneys, accountants and other professionals at Company expense, as the tax matters partner deems necessary to defend the positions taken by the Company for federal income tax purposes.

                                   ARTICLE X

                               PROFITS AND LOSSES

       10.1 ALLOCATION OF PROFITS AND LOSSES. After giving effect to the special allocations in SECTION 10.2 of this Agreement, the Company shall allocate Profits or Losses for each Fiscal Year or other period to the Holders as follows:

              (a) The Company shall allocate Profits for the Fiscal Year or other period as follows:

                     (i) first, 100% to the Holders of Common Units in
              proportion to the relative number of Common Units held by each such Holder, until the aggregate Profits allocated pursuant to this SECTION 10.1(A)(I) for current Fiscal Year and all prior Fiscal Years are equal to the aggregate amount of Losses allocated with respect to such Common Units pursuant to SECTION 10.1(B)(III), for all prior Fiscal Years;

                     (ii) next, 100% to the Holders of Preferred Units in
              proportion to the relative number of Preferred Units held by each such Holder, until the aggregate Profits allocated pursuant to this SECTION 10.1(A)(II) for current Fiscal Year and all prior Fiscal Years are equal to the sum of (A) the cumulative total amount of distributions to such Holders on account of their respective Preferred Return Accounts (calculated as of the date of such allocation) with respect to such Preferred Units, plus (B) the aggregate amount of Losses allocated with respect to such Preferred Units pursuant to SECTION 10.1(B)(II), for all prior Fiscal Years; and

                     (iii) thereafter, 100% to the Holders of Common Units in
              proportion to the relative number of Common Units held by each such Holder.

              (b) The Company shall allocate Losses for the Fiscal Year or other period as follows:

                     (i) first, 100% to the Holders of Common Units pro-rata in proportion to the relative number of Common Units owned by each such Holder, until the Capital Accounts of such Holders has been reduced to zero (0);

                     (ii) thereafter, 100% to the Holders of Preferred Units
              pro-rata in proportion to the relative number of Preferred Units held by each such Holder until the Capital Accounts of all Holders has been reduced to zero (0); ; and

                     (iii) thereafter, 100% to the Holders of Common Units
              pro-rata in proportion to the relative number of Common Units owned by each such Holder.

       10.2 REGULATORY ALLOCATIONS. The Members acknowledge that the Company intends to determine and allocate all items of income, gain, loss, deduction, or credit (or item thereof) consistently with the provisions of Code section 704(b). Accordingly, prior to making any allocation pursuant to SECTION 10.1, the Company shall make the allocations set forth in this SECTION 10.2 (the "REGULATORY ALLOCATIONS") in the following order and priority:

              (a) If a net decrease in Partnership Minimum Gain occurs during a Fiscal Year, determined pursuant to Regulations section 1.704-2(d), the Company shall allocate items of income and gain (as defined in Regulations section 1.704-2(f)(6) and 1.704-2(j)(2)) to the Holders for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in the amounts and in the manner determined in accordance with Regulations section 1.704-2(f). The Members intend that this SECTION 10.2(a) comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and that it shall be interpreted consistently therewith.

              (b) If a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt, determined pursuant to Regulations section 1.704-2(i)(3), occurs during a Fiscal Year, the Company shall allocate items of Company income and gain (as defined in Regulations section 1.704-2(j)(2)) to the Holders for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount and in the manner determined in accordance with Regulations section 1.704-2(i). The Members intend that this SECTION 10.2(B) comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and that it shall be interpreted consistently therewith.

              (c) The Company shall allocate all Nonrecourse Deductions to the Holders of Common Units pro rata in accordance with the number of Common Units held by each such Holder.

              (d) The Company shall allocate any Partner Nonrecourse Deductions to the Holder who bears the risk of loss with respect to the loan to which the deductions are attributable, pursuant to the provisions of Regulations section 1.704-2(i).

              (e) Any Losses or items of loss or deduction allocated to a Holder pursuant to ARTICLE X shall not exceed the maximum amount of such items that can be allocated without causing the Holder to have a negative Capital Account balance, after giving effect to the following adjustments: (i) debit to such Capital Account balance the items described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) credit to such Capital Account balance the sum of (A) the amount of the Holder's share of Minimum Gain, (B) the amount that the Holder is obligated to restore to the capital of the Company, and (C) the amount that the Holder is deemed to restore pursuant to Regulations section 1.704-1(b)(2)(ii)(c)(1) and (2). The Company shall allocate all Losses or items of loss or deduction in excess of the limitations set forth in this
       SECTION 10.2(E) first to any Holders to whom the limitation in the preceding sentence does not apply, pro-rata in accordance with the number of Units held by each such Holder. Any Losses that the Company cannot allocate to any Holder as a result of the limitation set forth in this
       SECTION 10.2(E) shall be a Nonrecourse Deduction allocated pursuant to
       SECTION 10.2(C) of this Agreement.

              (f) In the event that any Holder unexpectedly receives any adjustments, allocations or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that cause a deficit balance in such Holder's Capital Account, the Company shall allocate items of Company income and gain to that Holder in an amount and manner sufficient to eliminate the deficit balance as quickly as possible, provided that the Company shall make an allocation pursuant to this
       SECTION 10.2(F) only if and to the extent that a Holder would have a deficit Capital Account balance after the Company makes all other allocations provided for in this ARTICLE X as if this SECTION 10.2(F) were not in the Agreement. For purposes of any allocation pursuant to the preceding sentence, in determining any deficit balance in a Holder's Capital Account, the Company shall (i) reduce the Holder's Capital Account by expected adjustments, allocations or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and (ii) increase the Holder's Capital Account by (A) the Holder's share of Minimum Gain, and (B) any amount that the Holder must restore to the deficit balance of such Holder's Capital Account or that Regulations section 1.704-1(b)(2)(ii)(c) deems the Holder to restore to the deficit balance of such Holder's Capital Account.

              (g) In the event that any Holder has a deficit balance in such Holder's Capital Account as of the end of any Fiscal Year in excess of the sum of (i) the amount such Holder is obligated to restore to the capital of the Company pursuant to any provision of this Agreement, or that such Holder is deemed to be obligated to restore pursuant to Regulations section 1.704-1(b)(2)(ii)(c)(1) and (2), and (ii) such Holder's share of Minimum Gain, then the Company shall allocate to each such Holder items of income and gain for such Fiscal Year and subsequent Fiscal Years, if necessary, in an amount and manner sufficient to eliminate as quickly as possible such Capital Account deficit. The Company shall make an allocation pursuant to this SECTION 10.2(G) if and only to the extent that such Holder would have such an excess deficit balance in such Holder's Capital Account after the Company tentatively has made all other allocations pursuant to this ARTICLE X as if SECTION 10.2(F) and this SECTION 10.2(G) were not in this Agreement.

              (h) To the extent that the Company makes an election pursuant to Code section 754, the amount of any adjustment to the adjusted tax basis of any Company asset pursuant to Code section 734(b) or 743(b) that is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and the gain or loss shall be specially allocated to the Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations section.

              (i) The Company intends that the Regulatory Allocations comply with certain requirements of the Regulations. The Company also intends that, to the extent possible, the Company offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations pursuant to this SECTION 10.2(I). Therefore, notwithstanding any other provisions of this ARTICLE X (other than the Regulatory Allocations), the Company shall make such offsetting special allocations in whatever manner it determines appropriate so that, after it makes the offsetting allocations, each Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance the Holder would have had if the Regulatory Allocations were not part of the Agreement and the Company allocated all items pursuant to the remaining sections of this ARTICLE X. In exercising its discretion pursuant to this SECTION 10.2(I), the Company shall take into account future Regulatory Allocations under SECTION 10.2(C) or 10.2(D) that, although not yet made, are likely to offset other Regulatory Allocations previously made under
       SECTION 10.2(A) or 10.2(B). The parties acknowledge that pursuant to this
       SECTION 10.2(I), if the Company has allocated Losses or items of deduction or loss pursuant to the penultimate sentence of SECTION 10.2(E), the Company shall thereafter allocate items of income and gain to Holders in such amounts and in such proportions to offset to the extent possible such prior allocations of Losses or items of deduction or loss.

       10.3 TAX ITEMS; CONTRIBUTED AND REVALUED PROPERTY. (a) Except as provided in SECTION 10.3 of this Agreement, any allocation to a Holder of a portion of the Profits, Losses, or items of income, gain, loss, or deduction for a Fiscal Year is deemed to be an allocation to that Holder of the same proportionate part of each item of income, gain, loss, deduction, or credit that is earned, realized, or available by or to the Company for federal income tax purposes.

              (b) For federal income tax purposes, any income, gain, loss, or deduction with respect to property contributed by a Holder to the Company that has a fair market value different from its adjusted basis for federal income tax purposes is allocated among the Holders in accordance with Code section 704(c) and the Regulations section 1.704-3, using the "traditional method" prescribed in Regulations section 1.704-3. With respect to any Company asset that is revalued pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value at the time of revaluation in the same manner as under Code section 704(c) and Regulations section 1.704-3, using the traditional method.

                                   ARTICLE XI

                                   DISSOLUTION

       11.1 EVENTS OF DISSOLUTION. The Company shall dissolve upon the first to occur of any of the following events:

              (a) a sale or other disposition of all or substantially all of the Company's assets other than cash;

              (b) any event requiring the dissolution of the Company pursuant to the Act.

       11.2 NO ACTION FOR DISSOLUTION. The Members acknowledge that the Company will suffer irreparable damage (on account of a premature liquidation of the Company's assets, loss of goodwill and reputation, and other factors) if any Member seeks to dissolve, terminate, or liquidate the Company, by litigation or otherwise. The Members further acknowledge that the parties have drafted this Agreement carefully to provide fair treatment of all parties and equitable payments in liquidation of the Units of all Holders, and that the Members entered into this Agreement with the intention that the Company continue until dissolved and liquidated in accordance with the terms of this Agreement. Accordingly, each Member hereby waives and renounces any right to dissolve, terminate, partition, or liquidate the Company, or to obtain the appointment of a receiver or trustee to liquidate the Company, or to obtain partition of Company assets, except as specifically set forth in this Agreement.

                                  ARTICLE XII

                                   LIQUIDATION

       12.1 LIQUIDATION. (a) Upon the dissolution of the Company, the Company immediately shall commence to wind-up its affairs. A reasonable period of time will be allowed for the orderly termination of the Company's business, the discharge of its liabilities, and the distribution or liquidation of its remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process. The Managing Member shall take a full accounting of the assets and liabilities of the Company and shall furnish a written statement thereof to each Member within a reasonable period after dissolution. The Managing Member shall conduct, or shall designate a liquidating trustee to conduct, the liquidation of the Company, including, without limitation, the preparation of the accounting and statement.

              (b) In the event of a dissolution on account of a sale or other disposition of all or substantially all of the Company's assets other than cash, and payment of a portion of the proceeds from the sale or disposition is deferred through the Company receiving a purchase money note or otherwise, the Company will not be finally liquidated until the deferred portion of the purchase price is collected in full (or deemed worthless by the Company), and the Company will not be required to distribute the indebtedness representing the deferred portion of the purchase price to the Holders. If following a sale of all or substantially all of the Company's assets, the Company reacquires title to all or a portion of the assets, by foreclosure, sale under power of sale, deed in lieu thereof or otherwise, the Company will be reformed and reinstated on the terms contained in this Agreement, notwithstanding the prior dissolution under ARTICLE XI.

              (c) The Company shall apply its property and assets and the proceeds from the liquidation thereof in the following order of priority:

                     (i) payment of the debts and liabilities of the Company
              incurred in accordance with the terms of this Agreement, including, without limitation, any debts to any Member, and payment of the expenses of liquidation;

                     (ii) establishment of reserves as the Managing Member or
              any liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; PROVIDED, HOWEVER, that any unspent balance of the reserves will be distributed in the manner hereinafter provided when deemed reasonably prudent by the Managing Member or liquidating trustee;

                     (iii) distribution to the Holders of Preferred Units
              pro-rata in accordance with the relative remaining balance of the Preferred Investment Account with respect to the Preferred Units held by each such Holder, until the Preferred Investment Account with respect to the Preferred Units held by each such Holder has been reduced to zero (0);

                     (iv) distribution to the Holders of Preferred Units
              pro-rata in accordance with the relative remaining balance of the Preferred Return Account with respect to the Preferred Units held by each such Holder, until the Preferred Return Account with respect to the Preferred Units held by each such Holder has been reduced to zero (0); and

                     (v) distribution to all Holders in accordance with their
              relative Capital Accounts.

       12.2 NO FURTHER CLAIM. Except as expressly provided in this Agreement, each Holder shall look solely to the assets of the Company for the return of any investment of such Holder in the Company (including Capital Contributions and loans from a Holder to the Company), and no Holder will have any liability or obligation to the Company or to any other Holder to repay any unreturned Capital Contributions or loans made by any Holder to the Company, or otherwise restore such Holder's Capital Account.

                                  ARTICLE XIII

                                   DEFINITIONS

       13.1 DEFINITIONS IN GENERAL. This ARTICLE XIII sets forth the definitions of certain terms used in this Agreement. Terms defined elsewhere in this Agreement have for all purposes of this Agreement the meanings set forth elsewhere in this Agreement.

       13.2 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth in this SECTION 13.2.

              (a) "ACCOUNTING PERIOD" means any period (i) beginning with the later of (A) the date of this Agreement or (B) the close of an Accounting Period and (ii) ending with the earlier of (A) the close of a Fiscal Year of the Company, (B) a variation of the Holders' interests in the Company, or (C) any other period for which the Managing Member determines that a closing of the books of the Company is appropriate.

              (b) "AFFILIATE" means as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with the specified Person.

              (c) "CAPITAL ACCOUNT" shall mean, with respect to any Holder, the account maintained by the Company for the Holder in accordance with the following provisions:

                     (i) The Company shall credit to each Holder's Capital
              Account (A) the Holder's Capital Contributions, (B) the Holder's distributive share of Profits and any items in the nature of income or gain that the Company specially allocates pursuant to
              ARTICLE X of this Agreement, and (C) the amount of any Company liabilities that the Holder assumes or that any Company property distributed to the Holder secures.

                     (ii) The Company shall debit to each Holder's Capital
              Account (A) the amount of cash and the Gross Asset Value of property other than cash distributed to the Holder pursuant to
              ARTICLE IV or SECTION 12.1(C) of this Agreement, (B) the Holder's distributive share of Losses and any items in the nature of expenses or losses that the Company specially allocates pursuant to ARTICLE X of this Agreement, and (C) the amount of the Holder's liabilities that the Company assumes or that any property contributed by the Holder to the Company secures.

                     (iii) In the event that a Holder transfers all or a portion of such Holder's Units in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that the Capital Account relates to the transferred Units.

                     (iv) In determining the amount of any liability for
              purposes of computing a Holder's Capital Account, the Company shall take into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

The Company intends that the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts comply with Regulations section 1.704-1(b), and the Company shall interpret and apply such provisions in a manner consistent with such Regulations.

              (d) "CODE" means the Internal Revenue Code of 1986, as amended.

              (e) "DEPRECIATION" means for each Accounting Period or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for the Accounting Period; PROVIDED, HOWEVER, that if the Gross Asset Value of an asset differs from that asset's adjusted basis for federal income tax purposes at the beginning of an Accounting Period, Depreciation will be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, amortization, or other cost recovery deduction for such Accounting Period bears to the beginning adjusted tax basis of such Accounting Period; PROVIDED, FURTHER, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such period is zero, the Managing Member shall determine Depreciation with reference to such beginning Gross Asset Value using a reasonable method selected by the Managing Member.

              (f) "DISTRIBUTABLE CASH" means, at any time, the excess of: the amount of cash held by the Company over an amount that the Managing Member determines to be a reasonable reserve for the payment of costs and expenses incident to the purposes of the Company which are anticipated to be incurred, or to become due and payable, or both, in the future and for which anticipated future funds sufficient to pay the costs and expenses at the time they become due and payable may not be received by the Company.

              (g) "FISCAL YEAR" means the Company's annual accounting period required for federal income tax purposes.

              (h) "GROSS ASSET VALUE" with respect to any Company asset means the value placed on the asset in connection with the maintenance of Capital Accounts and is that asset's adjusted basis for federal income tax purposes except as follows:

                     (i) The initial Gross Asset Value of assets contributed to the capital of the Company by a Member is the gross fair market value of the contributed assets on the date of contribution.

                     (ii) The Company shall increase or decrease the Gross Asset
              Value of Company assets to reflect any adjustments to the adjusted basis of the assets pursuant to Code section 734(b) or 743(b), but only to the extent that Company must take the adjustments into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that the Company shall not adjust the Gross Asset Values of Company assets pursuant to this paragraph to the extent that the Company determines that an adjustment pursuant to paragraph (iii) below is appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph;

                     (iii) The Company shall adjust the Gross Asset Value of all
              Company assets to equal their respective gross fair market values upon the occurrence of any of the following events: (A) the acquisition of additional Units by any new or existing Holder in exchange for more than a DE MINIMIS capital contribution; (B) the distribution by the Company to a Holder of more than a DE MINIMIS amount of Company assets as consideration for all or a portion of a Holder's Units; and, (C) the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

                     (iv) The Company shall adjust the Gross Asset Value of any
              Company asset by any Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses; and,

                     (v) The Company shall adjust the Gross Asset Value of any
              Company asset distributed to any Holder to the gross fair market value of the asset on the date of distribution.

For purposes of this definition, the Managing Member in its sole discretion shall determine the fair market value of Company assets or the method of determining such fair market value.

              (i) "HOLDER" means any holder of Units reflected in the Company register pursuant to SECTION 2.2.

              (j) "MINIMUM GAIN" means the sum of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. A Holder's share of Minimum Gain is the sum of its share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain.

              (k) "NONRECOURSE DEBT" means Partnership Nonrecourse Debt and Partner Nonrecourse Debt.

              (l) "NONRECOURSE DEDUCTIONS" has the meaning specified in, and will be determined in accordance with, Regulations section 1.704-2(b)(1).

              (m) "PARTNER NONRECOURSE DEBT" has the meaning specified in Regulations section 1.704-2(b)(4).

              (n) "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning specified in, and will be determined in accordance with, Regulations section 1.704-2(i)(3).

              (o) "PARTNER NONRECOURSE DEDUCTIONS" has the meaning specified in, and will be determined in accordance with, Regulations section 1.704-2(i)(2).

              (p) "PARTNERSHIP MINIMUM GAIN" has the meaning specified in, and will be determined in accordance with, Regulations sections 1.704-2(b)(2) and 1.704-2(d).

              (q) "PARTNERSHIP NONRECOURSE DEBT" means any Company liability described in Regulations section 1.704-2(b)(3) that is not a Partner Nonrecourse Debt.

              (r) "PERSON" means an individual, partnership, joint venture, association, corporation, trust, or any other legal entity.

              (s) "PREFERRED INVESTMENT ACCOUNT" means, from time to time, with respect to any Preferred Units, the excess of (i) the aggregate amount of the Gross Asset Value of Capital Contributions made with respect to such Preferred Units, over (ii) the sum of (A) the aggregate amount of all distributions of Distributable Cash made with respect to such Preferred Units pursuant to SECTION 4.2(A), and (B) the aggregate amount of all distributions made with respect to such Preferred Units pursuant to SECTION 12.1(C)(III).

              (t) "PREFERRED RETURN" means, from time to time, with respect to any Preferred Units, the aggregate amount of a cumulative, non-compounding, annual return of six percent (6%) on the outstanding balance from time to time of the Preferred Investment Account with respect to such Preferred Units.

              (u) "PREFERRED RETURN ACCOUNT" means, from time to time, with respect to the Preferred Units held by a Holder, the excess of (i) the Preferred Return with respect to such Preferred Units, over (ii) the sum of (A) the aggregate amount of all distributions of Distributable Cash made with respect to such Preferred Units pursuant to SECTION 4.2(A), and (B) the aggregate amount of all distributions made with respect to such Preferred Units pursuant to SECTION 12.1(C)(IV).

              (v) "PROFITS" or "LOSSES" means the Company's taxable income or loss determined in accordance with Code section 703(a) for each of its Accounting Periods, with the following adjustments:

                     (i) The Company shall (A) add to its taxable income or loss any of its income that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses, and
              (B) subtract from its taxable income or loss any expenditures under Code section 705(a)(2)(B) (or treated as such an expenditure pursuant to Regulations section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in determining Profits or Losses.

                     (ii) If the Company adjusts the Gross Asset Value of any
              Company asset pursuant to paragraph (ii), (iii), or (iv) of the definition of Gross Asset Value, the Company shall take into account the amount of such adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

                     (iii) The Company shall compute gain or loss resulting from any disposition of any Company asset with respect to which the Company recognizes gain or loss for federal income tax purposes by reference to the Gross Asset Value of the Company asset disposed of, notwithstanding that the adjusted tax basis of such Company asset differs from its Gross Asset Value.

                     (iv) In lieu of the depreciation, amortization, and other
              cost recovery deductions taken into account in computing such taxable income or loss, the Company shall take into account Depreciation for such Accounting Period.

                     (v) For purposes of computing Profits or Losses, to the
              extent that, as a result of a distribution to a Member other than in liquidation of all of the Member's Units, Regulations section 1.704-1(b)(2)(iv)(m)(4) requires an adjustment to the adjusted tax basis of any Company asset pursuant Code section 734(b) or Code section 743(b) to be taken into account in determining a Holder's

              Capital Account, the Company shall treat the amount of the adjustment as an item of gain (to the extent the adjustment increases the tax basis of the asset) or loss (to the extent the adjustment decreases the tax basis of the asset) from the disposition of the asset.

                     (vi) Notwithstanding any other provision of this
              definition, in computing Profits or Losses, the Company shall not take into account any items of income, gain, expense, or loss that it specially allocates pursuant to ARTICLE X. The Company shall use rules analogous to those set forth in this definition to determine the amount items of income, gain, deduction or loss available for allocation pursuant to ARTICLE X.

              (w) "REGULATIONS" means Income Tax Regulations promulgated by the U.S. Department of Treasury under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

              (x) "SECURITIES" means all types of equity and equity-related securities, including, without limitation, all classes of capital stock, partnership interests, joint venture interests, beneficial interests and all other forms of ownership and equity related interests and rights to share in income, profits, and proceeds ("STOCK"); options, warrants, agreements to acquire, puts, calls, rights to purchase or acquire, and all other instruments convertible into or exercisable or exchangeable for Stock ("OPTIONS"); and bonds, notes, debentures, and all other instruments representing debt obligations if such debt obligations are convertible into or exercisable or exchangeable for or are otherwise issued in conjunction with the issuance or transfer of Stock or Options.

                                  ARTICLE XIV

                                  MISCELLANEOUS

       14.1 APPLICABLE LAW. This Agreement will be governed by, construed under, and enforced and interpreted in accordance with, the laws of the State of Delaware.

       14.2 NOTICES. Any notices required by this Agreement must be in writing and will be deemed to have been duly given if (a) delivered in person, (b) if mailed postage prepaid, by certified or registered mail with return receipt requested, (c) if transmitted by facsimile (with confirmation by regular U.S.
Mail), or (d) if sent by Federal Express or other nationally recognized overnight courier service or overnight express US Mail, postage prepaid, (x) to a Member at the address shown on the books and records of the Company, or (y) to the Company at the address of its initial principal office. The Company or any Member may change its address for notice purposes by giving written notice of its new address to the Company and the other Members in the manner prescribed by this SECTION 14.2. Notices personally delivered or transmitted by facsimile are deemed to have been given on the date so delivered or transmitted, notices mailed are deemed to have been given on the date three (3) business days after the date posted, and notices sent in accordance with (d) above are deemed to have been given on the next business day after delivery to the courier service or US Mail (in time for next day delivery).

       14.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreement between them respecting the subject matter of this Agreement. There are no representations, arrangements, understandings, or agreements, oral or written, between the parties hereto relating to the subject matter of this Agreement, except those fully expressed in this Agreement.

       14.4 TAX PARTNERSHIP; NO INFERENCE. The Members intend that the Company be taxable as a partnership for federal income tax purposes. Certain of the definitions contained in this Agreement are a derivative of or refer to applicable partnership provisions of the Code and Regulations. In no event shall any such definition or any reference to any such provision give rise to an inference that the Company is not a limited liability company pursuant to the Act.

       14.5 CREDITORS NOT BENEFITED. Nothing contained in this Agreement is intended or will be deemed to benefit any creditor of the Company or of any Member, and no creditor of the Company is entitled to require the Company or the Members to solicit or accept any Capital Contribution for the Company or to enforce any right which the Company or any Member may have against any Member under this Agreement or otherwise.

       14.6 SEVERABILITY. If any provision of this Agreement is held illegal or unenforceable, such provision is absolutely and completely severable from all other provisions of this Agreement, and such other provisions constitute the agreement of the Members with respect to the subject matter of this Agreement.

       14.7 SUCCESSORS. Subject to the provisions of this Agreement imposing limitations and conditions upon the transfer, sale, or other disposition of the Units, all the provisions of this Agreement inure to the benefit of and are binding upon the heirs, successors, legal representatives, and assigns of the parties hereto.

       14.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will for all purposes be deemed an original, and all of such counterparts will together constitute one and the same agreement.

       14.9 SECTION HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe, or limit the scope, extent, or intent of any provision of this Agreement.

       14.10 TIME. Time is of the essence of this Agreement.

       14.11 USAGE. All pronouns used in this Agreement include the neuter, masculine, and feminine genders, and all words imparting the singular number hereunder include the plural number, and vice versa, as the context requires.


                         [signatures on following page]

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                           MANAGING MEMBER:

                           TURBOCHEF TECHNOLOGIES, INC.

                           By:  /S/  James K. Price
                              -----------------------------------------------
                                Name:  James K. Price
                                     ----------------------------------------
                                Title:  President and Chief Executive Officer
                                      ---------------------------------------

                           Six Concourse Parkway
                           Suite 1900
                           Atlanta, Georgia  30328
                           Attn:  General Counsel
                           Facsimile:  (_____) _____-_______


                           CAIRNWOOD FOOD GROUP, LLC

                           By:  /S/  Thayer B. Pendleton
                              -----------------------------------------------
                                Name:  Thayer B. Pendleton
                                     ----------------------------------------
                                Title:  President
                                      ---------------------------------------

                           24 Woodstock Road, Suite 200
                           Roswell, Georgia  30075
                           Attn:  Tim Lundberg
                           Facsimile:  (770) 645-0987


                             /S/  Sarah Palisi Chapin                  (SEAL)
                           ----------------------------------------------------
                           Sarah Palisi Chapin

                           [ADDRESS OMITTED]


                             /S/  Maxwell T. Abbott                  (SEAL)
                           ----------------------------------------------------
                           Maxwell T. Abbott

                           [ADDRESS OMITTED]


                             /S/  John Robert Norris                   (SEAL)
                           ----------------------------------------------------
                           John Robert Norris

                           [ADDRESS OMITTED]

                             /S/  Michael Dobie                        (Seal)
                           -----------------------------------------------------
                           Michael Dobie

                           [ADDRESS OMITTED]


                             /S/  Neal Cooper                          (SEAL)
                           -----------------------------------------------------
                           Neal Cooper

                           [ADDRESS OMITTED]


                             /S/  Carl Jay Dougherty                   (SEAL)
                           -----------------------------------------------------
                           Carl Jay Dougherty

                           [ADDRESS OMITTED]


                             /S/  Gwen Irwin                           (SEAL)
                           -----------------------------------------------------
                           Gwen Irwin

                           [ADDRESS OMITTED]


                             /S/  William Richards                     (SEAL)
                           -----------------------------------------------------
                           William Richards

                           [ADDRESS OMITTED]


                             /S/  Alison Brushaber                     (SEAL)
                           -----------------------------------------------------
                           Alison Brushaber

                           [ADDRESS OMITTED]


                             /S/  Robert Foreman                       (SEAL)
                           -----------------------------------------------------
                           Robert Foreman

                           [ADDRESS OMITTED]


                             /S/  Rusty Rose                           (SEAL)
                           -----------------------------------------------------
                           Rusty Rose

                           [ADDRESS OMITTED]


                             /S/  Carol Kralicek                       (SEAL)
                           -----------------------------------------------------
                           Carol Kralicek

                           [ADDRESS OMITTED]